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                                                                     EXHIBIT 3.4

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
     A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                 INCORPORATION OF DATA BROADCASTING CORPORATION
           FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                              ON FEBRUARY 25, 2000

     Data Broadcasting Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the " Corporation"), DOES HEREBY CERTIFY:

          1. The name of the corporation is: Data Broadcasting Corporation.

          2. That a Certificate of Amendment of the Certificate of Incorporation (the "Certificate") was filed with the Secretary of State of Delaware on February 25, 2000 and that said Certificate requires correction as permitted by Section 103(f) of the Delaware General Corporation Law. In accordance with Section 103(f) of the Delaware General Corporation Law, the Certificate as corrected hereby shall be effective as of February 25, 2000.

          3. That said Certificate did not state which day in November, 1999 the Board of Directors adopted the resolution set forth in the Certificate.

          4. Paragraph FIRST of the Certificate hereby is corrected to read as follows:

             FIRST: That at a meeting of the Board of Directors held on November 9, 1999 a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Correction on behalf of the Corporation and does verify and affirm that such is the act and deed of the Corporation and that the facts stated herein are true as of this 30th day of April, 2000.

                                          DATA BROADCASTING CORPORATION

                                          By:/s/ Stuart J. Clark
                                            ------------------------------------
                                            Name:  Stuart J. Clark
                                            Title:   President and Chief
                                              Executive Officer